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                                                                     EXHIBIT 5.1

                         GOODWIN, PROCTER & HOAR LLP
                              COUNSELLORS AT LAW
                                EXCHANGE PLACE
                       BOSTON, MASSACHUSETTS 02109-2881

                                                       Telephone  (617) 570-1000
                                                       Telecopier (617) 523-1231

                                April 21, 1997



Summit Properties Inc.
Summit Properties Partnership, L.P.
212 South Tryon Street
Suite 500
Charlotte, North Carolina  28281

         Re:      Legality of Securities to be Registered Under
                  Registration Statement on Form S-3
                  ---------------------------------------------

Ladies and Gentlemen:

     This opinion is furnished in connection with the registration statement on Form S-3 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to an indeterminate amount of (i) shares of common stock, $.01 par value per share (the "Common Stock"), and shares of preferred stock, $.01 par value per share (the "Preferred Stock"), of Summit Properties Inc. (the "Company") with an aggregate public offering price of up to $250,000,000, and (ii) debt securities (the "Debt Securities") of Summit Properties Partnership, L.P. (the "Operating Partnership") with an aggregate public offering price of up to $250,000,000 (such securities being referred to collectively as the "Securities"). The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a "Prospectus Supplement") to the Prospectus contained in the Registration Statement.

     In connection with rendering this opinion, we have examined the Articles of Incorporation of the Company, as amended and restated to the date hereof and on file with the Maryland State Department of Assessments and Taxation; the Bylaws of the Company, as amended to the date hereof; the Agreement of Limited Partnership of the Operating Partnership, as amended to the date hereof; such records of the corporate and partnership proceedings of the Company and the Operating Partnership, respectively, as we deemed material; the Registration Statement and the exhibits thereto; and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified, photostatic or facsimile copies, the authenticity of the originals of such copies and the authenticity of telephonic confirmations of public officials and


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                           GOODWIN, PROCTER & HOAR LLP



Summit Properties Inc.
Summit Properties Partnership, L.P.
April 21, 1997
Page 2



others. As to facts material to our opinion, we have relied upon certificates or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or the Operating Partnership or respective representatives or officers thereof.

     We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America, the laws of The Commonwealth of Massachusetts, the Maryland General Corporation Law and the Delaware Revised Uniform Limited Partnership Act, and also express no opinion with respect to the blue sky or securities laws of any state, including Massachusetts, Maryland and Delaware.

     Based upon the foregoing, we are of the opinion that:

     (1) Under the Maryland General Corporation Law, pursuant to which the Company was incorporated, when specifically authorized for issuance by the Company's Board of Directors or an authorized committee thereof (the "Board Authorization") and when issued as described in the Registration Statement and a Prospectus Supplement that is consistent with the Board Authorization, and upon receipt by the Company of the consideration provided for in the Board Authorization (which consideration is not less than the $.01 par value per share), the Common Stock and the Preferred Stock covered by the Registration Statement will be legally issued, fully paid and nonassessable.

     (2) Under the Delaware Revised Uniform Limited Partnership Act, pursuant to which the Operating Partnership was formed, when specifically authorized for issuance by the general partner of the Operating Partnership (the "General Partner Authorization") and when issued as described in the Registration Statement and a Prospectus Supplement that is consistent with the General Partner Authorization, and upon receipt by the Operating Partnership of the consideration provided for in the General Partner Authorization, the Debt Securities will be binding obligations of the Operating Partnership.

     The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.




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                           GOODWIN, PROCTER & HOAR LLP



Summit Properties Inc.
Summit Properties Partnership, L.P.
April 21, 1997
Page 3


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us with respect to this opinion under the heading "Legal Matters" in the Prospectus which is a part of such Registration Statement.

                                         Very truly yours,

                                         /s/ Goodwin, Procter & Hoar  LLP

                                         GOODWIN, PROCTER & HOAR  LLP